EXHIBIT 5




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                                                                Avnet, Inc.
                                                               David R. Birk
                                                          Senior Vice President
                                                                   and
                                                             General Counsel



                                                                 August 20, 1998

Board of Directors
Avnet, Inc.
2211 South 47th Street
Phoenix, Arizona 85034



                  Re:      6.45% Notes Due August 15, 2003
                           Registration Statement on Form S-3
                           Registration No. 333-53691
                           ----------------------------------



Ladies and Gentlemen:

     I refer to the  above-referenced  Registration  Statement  on Form S-3 (the
"Registration Statement") filed by Avnet, Inc. (the "Company") with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended, of up to $500,000,000 aggregate principal amount of the Company's debt securities to be issued from time to time in one or more public offerings (the "Debt Securities").

     It is proposed that $200,000,000 principal amount of Debt Securities will be issued as 6.45% Notes Due August 15, 2003 (the "Notes"), under the terms of the Indenture incorporated by reference as Exhibit 4 to the Registration Statement (the "Indenture") and will be sold pursuant to the terms of a Pricing Agreement in the form of Exhibit 1 to this Report on Form 8-K (the "Pricing Agreement").

     I have examined the Indenture, the Pricing Agreement and resolutions adopted by the Board of Directors of the Company and its duly appointed committees relating to the authorization of the issuance and sale of the Debt Securities in general and the Notes in particular. I have also examined and am familiar with originals, or copies the authenticity of which has been established to my satisfaction, of such other documents and instruments as I have deemed necessary to express the opinions hereinafter set forth. Based upon the fore going, it is my opinion that the Notes, when issued or delivered in the manner provided for in the Pricing Agreement, will be legally issued and the binding obligations of the Company under the laws of the State of New York, which laws govern the Indenture.



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Board of Directors                                                           -2-




     I consent to the use of this opinion as Exhibit 5 to the Registration Statement and to the reference to me under the caption "Legal Matters" in the prospectus constituting Part I thereof.



                                                     Very truly yours,

                                                     /s/David R. Birk
                                                        David R. Birk

DRB/me